Exhibit 5.1

O’Melveny & Myers LLP 1301 Avenue of the Americas Suite 1700 New York, NY 10019-6022	T: +1 212 326 2000 F: +1 212 326 2061 omm.com	File Number: 0145102-00016

November 6, 2025

Centrus Energy Corp.

6901 Rockledge Drive, Suite 800

Bethesda, MD 20817

Re:	Registration Statement on Form S-3

We have acted as special counsel to Centrus Energy Corp., a Delaware corporation (the “Company”), in connection with the preparation of an automatic shelf registration statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on the date hereof and which will become automatically effective upon filing with the SEC pursuant to Rule 462(e) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the offer and sale from time to time by the Company, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act, of an unspecified amount of the following securities: (i) shares of the Company’s Class A common stock, par value $0.10 per share (the “Common Stock”); (ii) shares of the Company’s Preferred Stock, par value $1.00 per share, in one or more series (the “Preferred Stock”); (iii) senior, senior subordinated or subordinated debt securities of the Company, in one or more series (the “Debt Securities”), to be issued pursuant to an indenture (the “Base Indenture”) to be entered into between the Company and a trustee to be named in such indenture (the “Trustee”), in the form attached as Exhibit 4.4 to the Registration Statement, and any supplements or officer’s certificates thereto establishing the terms of each series of Debt Securities (the “Supplemental Indenture Documents”); (iv) warrants to purchase Common Stock, Preferred Stock or Debt Securities (individually or collectively, the “Warrants”), which may be issued pursuant to a warrant agreement (the “Warrant Agreement”) between the Company and a warrant agent to be appointed prior to the issuance of Warrants; (v) rights to purchase Common Stock, Preferred Stock and Debt Securities (individually or collectively, the “Rights”) to be issued pursuant to a rights agreement (the “Rights Agreement”) between the Company and a rights agent to be appointed prior to the issuance of Rights; and (vi) units consisting of any combination of Common Stock, Preferred Stock, Debt Securities, Warrants and/or Rights (the “Units”) to be issued pursuant to a unit agreement (the “Unit Agreement”) between the Company and a unit agent to be appointed prior to the issuance of Units. The Common Stock, Preferred Stock, Debt Securities, Warrants, Rights and Units are collectively referred to herein as the “Securities.”

In our capacity as such counsel, we have examined originals or copies of those corporate and other records and documents we considered appropriate, including, among other things, the following:

(a)	the Registration Statement;

(b)	the form of indenture filed as Exhibit 4.4 to the Registration Statement;

(c)	the Amended and Restated Certificate of Incorporation and Third Amended and Restated Bylaws of the Company, each as amended through the date hereof (together, the “Organizational Documents”); and

(d)	originals or copies of actions by written consent of the board of directors of the Company (the “Board”) relating to the registration of the Securities and related matters.

Austin • Century City • Dallas • Houston • Los Angeles • Newport Beach • New York • San Francisco • Silicon Valley • Washington, DC

Beijing • Brussels • Hong Kong • London • Seoul • Shanghai • Singapore • Tokyo

We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with originals of all documents submitted to us as copies. We have also assumed that New York law will be chosen to govern the Warrant Agreement, the Rights Agreement and the Unit Agreement and that such choice is a valid and legal provision. To the extent the obligations of the Company depend on the enforceability of any agreement against any other parties thereto, we have assumed that such agreement is enforceable against such other parties.

We have also assumed that, at or prior to the time of delivery of any Security: (i) the Registration Statement has become effective under the Securities Act and such effectiveness has not been terminated or rescinded; (ii) a prospectus supplement describing each class or series of Securities offered pursuant to the Registration Statement, to the extent required by applicable law and relevant rules and regulations of the Commission, will be timely filed with the Commission; (iii) the Company is and will continue to be validly existing and in good standing under the laws of Delaware, with corporate power and authority to enter into the Base Indenture, Supplemental Indenture Documents, Warrant Agreement, Rights Agreement or Unit Agreement to which it is or may be a party and to perform its obligations thereunder; (iv) the definitive terms of the issuance and sale of each class or series of Securities will have been duly established in accordance with the applicable authorizing resolutions of the Board (or an authorized committee thereof) and in conformity with the Organizational Documents and applicable law (including (A) the requisite number of shares of Common Stock, or Preferred Stock, including Common Stock or Preferred Stock which may be issued upon exercise or conversion of any such Securities exercisable or convertible for Common Stock or Preferred Stock, will have been reserved for issuance, in each case, within the limits of the then remaining authorized but unissued and unreserved amount of such Common Stock or Preferred Stock, as provided in the Amended and Restated Certificate of Incorporation, and (B) the execution (in the case of certificated Securities), delivery and performance of the Securities and any related documentation referred to in paragraphs 1 through 6 below shall have been duly completed and shall remain in full force and effect); (v) in the case of Debt Securities, the relevant trustee shall have been qualified under the Trust Indenture Act of 1939, as amended (the “TIA”), a Statement of Eligibility of the Trustee on Form T-1 shall have been properly filed with the Commission and the relevant Base Indenture shall have been duly executed and delivered by the Company and all other parties thereto and duly qualified under the TIA; (vi) there has not occurred any change in law or further action by the Board (or an authorized committee thereof) affecting the validity or enforceability of such Security; and (vii) all Securities will be issued and sold in the manner contemplated by the Registration Statement and any applicable prospectus supplement. We have also assumed that none of the terms of any Security to be established after the date hereof, nor the issuance and delivery of such Security, nor the compliance by the Company with the terms of such Security will violate any applicable law or public policy or result in a violation of any provision of any instrument or agreement then binding upon the Company or any restriction imposed by any court or governmental body having jurisdiction over the Company.

On the basis of such examination, our reliance upon the assumptions in this letter and our consideration of those questions of law we considered relevant, and subject to the limitations and qualifications in this letter, we are of the opinion that:

1.            When an issuance of Common Stock has been duly authorized by all necessary corporate action of the Company, and upon payment for and delivery of the Common Stock in an amount not less than the par value thereof and in the manner contemplated by the Registration Statement and/or the prospectus and applicable prospectus supplement(s) and by such corporate action, such shares of Common Stock will be validly issued, fully paid and non-assessable.

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2.            When a series of Preferred Stock has been duly established in accordance with the terms of the Company’s Organizational Documents, as may be duly amended, modified or replaced, and authorized by all necessary corporate action of the Company, and upon payment for and delivery of the Preferred Stock in an amount not less than the par value thereof and in the manner contemplated by the Registration Statement and/or the prospectus and applicable prospectus supplement(s) and by such corporate action, such shares of such series of Preferred Stock will be validly issued, fully paid and non-assessable.

3.            With respect to any series of Debt Securities offered under the Registration Statement (the “Offered Debt Securities”) when (i) the specific terms of the particular Offered Debt Securities have been duly established in accordance with the Base Indenture and applicable Supplemental Indenture Documents, (ii) the applicable Supplemental Indenture Documents to be entered into in connection with the issuance of any Offered Debt Securities have been duly authorized, executed and delivered by the Trustee and the Company and (iii) the Offered Debt Securities have been duly authorized, executed, authenticated, issued and delivered in accordance with the terms of the Base Indenture, as amended by the applicable Supplemental Indenture Documents, and the applicable underwriting or other agreement against payment therefor, such Offered Debt Securities will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws) and by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law (collectively, the “Enforceability Exceptions”). We express no opinion as to the validity, legally binding effect or enforceability of the provisions relating to disclaimers, waivers, releases, indemnities, hold harmless provisions, exculpations, provisions for contribution and liquidated damages, and other provisions, however expressed, altering or eliminating the rights, liabilities or remedies a party otherwise would have, nor any provision having the effect of modifying the statute of limitations (collectively, the “Risk-Allocation Provisions”).

4.            With respect to any Warrants offered under the Registration Statement (the “Offered Warrants”), when (i) the Common Stock, Preferred Stock or Debt Securities relating to such Offered Warrants have been duly authorized for issuance, (ii) any applicable Warrant Agreement has been duly authorized, executed and delivered by each party thereto and (iii) the Offered Warrants have been duly authorized, executed, issued and delivered in accordance with the terms of any applicable Warrant Agreement and the applicable underwriting or other agreement against payment therefor, such Offered Warrants will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be limited by the Enforceability Exceptions; provided that we express no opinion as to the Risk-Allocation Provisions.

5.            With respect to any Rights offered under the Registration Statement (the “Offered Rights”), when (i) the Common Stock, Preferred Stock or Debt Securities relating to such Offered Rights have been duly authorized for issuance, (ii) the applicable Rights Agreement has been duly authorized, executed and delivered by each party thereto and (iii) the Offered Rights have been duly authorized, executed, issued and delivered in accordance with the terms of the applicable Rights Agreement and the applicable underwriting or other agreement against payment therefor, such Offered Rights will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as may be limited by the Enforceability Exceptions; provided that we express no opinion as to the Risk-Allocation Provisions.

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6.            With respect to any Units offered under the Registration Statement (the “Offered Units”), when (i) the Common Stock, Preferred Stock, Debt Securities, Warrants and Rights, as applicable, relating to such Offered Units have been duly authorized for issuance, (ii) the applicable Unit Agreement has been duly authorized, executed and delivered by each party thereto and (iii) the Offered Units have been duly authorized, executed, issued and delivered in accordance with the terms of the applicable Unit Agreement and the applicable underwriting or other agreement against payment therefor, such Offered Units will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as may be limited by the Enforceability Exceptions; provided that we express no opinion as to the Risk-Allocation Provisions.

The law covered by this letter is limited to the present law of the State of New York and the current General Corporation Law of the State of Delaware. The law covered in paragraphs 3, 4, 5 and 6 of this letter as to the enforceability of the Offered Debt Securities, the Offered Warrants, the Offered Rights and the Offered Units is limited to the present law of the State of New York. We express no opinion as to the laws of any other jurisdiction and no opinion regarding the statutes, administrative decisions, rules, regulations or requirements of any county, municipality, subdivision or local authority of any jurisdiction.

This letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the prospectus included in the Registration Statement or any prospectus supplement, other than as expressly stated herein with respect to the Securities. This letter is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters. This letter speaks only as of the date hereof and we assume no obligation to update or supplement this letter to reflect any facts or circumstances that arise after the date hereof and come to our attention or any future changes in laws.

We hereby consent to the use of this letter as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the prospectus constituting part of the Registration Statement. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission thereunder.

Respectfully submitted,

/s/ O’Melveny & Myers LLP

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